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                                                                 EXHIBIT 23(vi)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Bracknell Corporation:



We consent to the use of our report dated December 31, 1998 to the Board of Directors of Quality Mechanical Contractors, Inc., on the financial statements as of June 30, 1998 and 1997 and for each of the years in the three-year period ended June 30, 1998, included herein and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus as amended.



/s/ KPMG
Orlando, Florida
December 5, 2000